An offering statement pursuant to Regulation A relating to these securities shall be filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated November 16, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 1-A

TIER I OFFERING

ACTIVE HEALTH FOODS, INC.

(Exact name of registrant as specified in its charter)

Date: November 16, 2021

Wyoming	7999	26-1736663
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

633 West 5th St, Suite 2826

Los Angeles, CA 90071

(310) 299- 4672

Total Offering: 10,000,000,000 shares

This is a public offering of shares of common stock of Active Health Foods, Inc.

	Price to Public	Underwriting Discounts	Proceeds to Issuer	Proceeds to other persons
Per Share /unit	$.0015	0	.0015	*
Total Offering	$.0015	0	$15,000,000	*

1We are offering our shares without the use of an exclusive placement agent and we do not currently intend to engage anyone to place shares, however, we may offer the offered shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this offering circular.

We currently have our common stock on the OTC market under the symbol AHFD. It is expected that our common stock will trade on a sporadic and limited basis.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission.

Offering to end 1 year after approval date. No minimum purchase requirements All subscription offerings will be used for purposes contained within this offering circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Offering Circular dated November 16, 2021

1See “Risk Factors” on page 4 of the offering circular to read about factors you should consider before buying shares of common stock.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Active Health Foods, Inc.

Our Company

Active Health Foods, Inc. (the “Company”) was established in 2008 and engages in the development of digital games. The Company’s main business is operated through its wholly owned subsidiary, CoinChamp, which is a prediction platform that lets users predict on the outcome of sports, weather, politics, and much more. The Company has developed an application that is available to download on the Apple Store to start accessing the game and making predictions.

Company Information

We are incorporated in the State of Wyoming. Our principal executive offices are located at 633 West 5th St, Suite 2826, Los Angeles, CA 90071 and our telephone number is (310) 299- 4672. Our website is www.coinchamp.com. Information contained on our web site is not incorporated by reference into this Offering Circular. You should not consider information contained on our web site as part of this Offering Circular.

The Offering

Common Stock we are offering	10,000,000,000 shares of common stock

Common Stock outstanding before this offering	7,947,626,372 shares of common stock have been issued A total of 7,947,626,372 shares of common stock are currently issued and outstanding before this offering.

Use of proceeds	We intend to use the proceeds from this offering to expand marketing and advertising and open new locations. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Offering Price	$.0015 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Digital Marketing Operations

Small company in the development stage phase.

We are a development stage company in the early phases of operation. This provides risk as we continue to grow and implement our business plan. Being that we are a startup company, we have limited business operations. Our growth and ability to sustain business expenses will greatly depend on our ability to raise additional capital.

Ad-based revenues depend on outside businesses being willing to pay for ads

Our income is generated from ads both sold directly and indirectly. If there is a downturn in the economy this could negatively affect our ability to generate revenues from ads. We would need to go to a paid app model which could affect the number of downloads of our apps.

We face competition, which could result in similar apps to what we design and do.

We compete with many other entities engaged in app development. While we believe we have a unique product that will provide a unique experience, we are competing with other developers that are better funded and more well-known than Active Health Foods, Inc. The Company has not generated revenue and there is substantial doubt about our ability to continue as a going concern). The mobile applications are currently not in service and are in the “development stage.”

Increases in taxes and regulatory compliance costs may reduce our income.

Increases in the taxes in general may reduce our net income, cash flow, financial condition, ability to pay or refinance our debt obligations, and the trading price of our securities. Similarly, changes in laws increasing the potential liability for operating conditions may result in significant unanticipated expenditures, which could similarly adversely affect our business and results of operations.

Risks Related to the Industry

The industry has large companies that have acquired a large share of the market

Our ability to succeed will depend on our ability to compete with large companies with more financing and easier access to necessary expansion capital. Capturing portions of the market from these large companies will be integral in accomplishing our business plan and growing our business.

Risks Related to Ownership of Our Common Stock

Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock is volatile and the trading in our common stock is limited and sporadic. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

●	Unplanned delays in app development or approval;
●	Stock price performance of our competitors;
●	Default on our indebtedness;
●	Actions by our competitors;
●	Changes in senior management or key personnel;
●	Incurrence of indebtedness or issuances of capital stock; and
●	Economic, legal and regulatory factors unrelated to our performance.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely tradable without restriction under the Securities Act.

We will continue to incur certain costs as a result of conducting a Tier I offering under Regulation A and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with conducting a Tier I offering under Regulation A and related rules implemented by the Securities and Exchange Commission (“SEC”). Despite the on-going reporting requirements from conducting such an offering, the company will not be “public” once this offering circular is qualified or subject to the Sarbanes-Oxley Act. We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our Board of Directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our company and become a successful company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Risk Related to our Company and our Business

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although the Company has experience in operating the business of the Company, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial, and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

We may need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational, and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, particularly Glen Bonilla, Chief Executive Officer, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our limited operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited operating history as a game developer, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our program. In order to attract customer to download our application, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our services will depend on our success in consistently providing high-quality services to our customers. Since we rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as superior, the value of our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of our services to one or more of these groups, which could harm our business, results of operations and financial condition.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this Offering.

As of September 30, 2021, our net tangible book value was approximately $(918,576), or $(0.000116) per share based on 7,947,626,372 shares of our common stock outstanding at September 30, 2021. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at September 30, 2021, divided by the number of shares of common stock outstanding at September 30, 2021.

Based on an offering price of $0.0015 per Share, on an as adjusted basis as of September 30, 2021, after giving effect to the offering of the Shares and the application of the related net proceeds, our net tangible book value would be:

(i) $15,000,000, or $0.0015 per share of common stock, assuming the sale of 100% of the Shares (10,000,000,000 Shares) with net proceeds in the amount of $14,985,000 after deducting estimated Offering expenses of $15,000;

(ii) $11,250,000, or $0.0015 per share of common stock, assuming the sale of 75% of the Shares (7,500,000,000 Shares) with net proceeds in the amount of $11,235,000 after deducting estimated Offering expenses of $15,000;

(iii) $7,500,000, or $0.0015 per share of common stock, assuming the sale of 50% of the Shares (5,000,000,000 Shares) with net proceeds in the amount of $7,485,000 after deducting estimated Offering expenses of $15,000; and

(iv) $1,500,000, or $0.0015 per share of common stock, assuming the sale of 10% of the Shares (1,000,000,000 Shares) with net proceeds in the amount of $1,485,000 after deducting estimated Offering expenses of $15,000.

PLAN OF DISTRIBUTION

Pricing of the Offering

The public offering price of the shares in this offering has been determined by our Board of Directors without the assistance of an investment bank or other third party. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the other factors in relation to market valuation of companies in related businesses.

We may sell or issue the securities offered by this offering from time to time in any one or more of the following ways:

●	via crowdfunding through one or more regulatory-compliant websites;
●	through solicitation from employees of the company;
●	directly to purchasers or a single purchaser; or
●	through a combination of any of these methods.

Solicitation from the Company will be conducted by officers, directors and/or employees of the company via in-person, telephone, text and/or email.

There will be no commissions paid for the distribution of securities to third parties or brokers. In the event we decide in the future to employ such third parties or brokers, we will amend the offering circular accordingly to disclose such arrangements.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier I, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(1) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5) You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering as follows:

●	Increase marketing and brand awareness. (this will be achieved through online marketing and advertising at venues and through video marketing) This is expected to use approximately 60% of the funds raised.

●	Expansion and new app development. We will continue to develop new applications that will benefit our business model and grow our user base. This is expected to use approximately 30% of the funds raised

●	Remaining funds of approximately 10% will be used for general operating expenses and potential investment opportunities to allow the formation of strategic partnerships or for company acquisitions.

●	If all of the securities being qualified in this offering statement are not sold, it will not materially affect the use of proceeds as described above—the stated uses would receive less aggregate funding, but the allocations would remain substantially similar.

We do not intend to use proceeds from the offering to pay executives or management. It is not planned. However, it could be possible that some of the proceeds could be used to pay down the debt of the company.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Cost of Offering	$(15,000)	$(15,000)	$(15,000)	$(15,000)
Net Proceeds	$3,735,000	$7,485,000	$11,235,000	$14,985,000
Expansion and new app development.	$996,250	$1,494,375	$2,988,750	$3,985,000
Operating Expense	$500,000	$750,000	$1,500,000	$2,000,000
Marketing and Awareness	$2,250,000	$3,375,000	$6,750,000	$9,000,000
TOTAL	$3,746,250	$5,619,375	$11,238,750	$14,985,000

DIVIDEND POLICY

As we become fully operational, we could be in a position to generate earnings and cash flow that will enable us to begin paying dividends on our Common Stock, however, the projected timing of reaching that point is presently uncertain. The decision to pay a dividend remains within the discretion of our Board of Directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our Board of Directors deems relevant. Future credit facilities, other future debt obligations and statutory provisions, may limit, or in some cases prohibit, our ability to pay dividends.

BUSINESS

Overview

CoinChamp is a prediction platform that lets users predict on the outcome of sports, weather, politics, and much more. The Company has developed an app that is available to download on the App Store to start accessing the game and making predictions. Active Health Foods completed a share exchange agreement with CoinChamp for shares of AHFD valued at five hundred thousand dollars ($500,000) for full control of the Los Angeles based tech company. This transaction will effectively make CoinChamp a fully owned subsidiary of the Company. The acquisition was made from Glen Bonilla, in a related party transaction in exchange for 87,719,298 shares. The transaction was consummated on October 19, 2021 using the closing price from the previous trading day. Prior to the change in control and merger of CoinChamp on October 19, 2021, the Company’s discontinued operations were engaged in the distribution of nutritional goods. Its products include organic food and beverages through the Active X brand.

Objectives

Company objectives for the first three years of operation include:

Active Health Foods plans on running, updating, and acquiring more users to its currently existing CoinChamp platform to create a massive presence in the prediction space. The company also plans to develop a NFT platform and release it on both IOS and Android devices along with a web platform. This includes designing, coding, implementing, and marketing the platform.

Keys to Short-Term Success

The keys to short-term success are:

Fast implementation and first mover advantage with proper funding will allow us to increase our marketing budget to bring in new users and take a larger share of the market. Solidifying our tech team to provide support for existing and new platforms to become leaders in our respective space.

PROPERTY

The principle office of the company is located at 633 West 5th St, Suite 2826, Los Angeles, CA 90071. This location has approximately 350 square feet with access to a conference room for meetings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto, included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations of the Company Ending December 31, 2020

The company has initiated our business plan and with the focus of Active Health Foods, Inc. to be a prediction platform that lets users predict on the outcome of sports, weather, politics, and much more through its subsidiary, CoinChamp. We expect revenues to be generated in the first quarter of 2022. Significant expenses during the period included $6,560 for General and Administrative expenses for the year ended December 31, 2020. We realized a net loss of $6,560 during the period.

Planned Sources of Revenues and Additional Expenses

Active Health Foods, Inc. will attempt to grow revenues by marketing the CoinChamp application to increase downloads via social media and other marketing. Increasing users of the application will in-turn increase revenues from in app purchases and paid ads. Within the application, users are able to purchase coins for $2.99 to use for the game.

Additional expenses will accrue with the increase of users on our game application platform that we introduce to the market. The increase in expenses will be dictated by the growth of the company and will be directly tied to additional revenue.

Liquidity and Capital Resources of the Company

As previously noted, we are a development stage company and our ability to succeed in the market will greatly depend on our ability to secure investment funding through the sale of securities. We intend to use proceeds of the sale of securities to increase our market presence through advertising and strategic partnerships that will assist us in growing our presence. If we are only able to raise a portion of the proceeds of this offering, we will use that portion of proceeds according to the same strategy but on a slower growth curve. At the period end the company had no cash on hand and $0 in assets. Revenues are expected to begin this year through the implementation of our business plan. Sources of future liquidity will greatly depend on our ability to secure investment funding through the sale of securities. We intend to raise the funds necessary through security sales and not undertake loans. Expected minimum capital needs to continue development would be approximately $50,000. If needed, we are able to secure loans from private individuals as well as banking institutions to secure this in the case of the offering not receiving subscriptions. We currently have no additional capital commitments.

MANAGEMENT

Name	Position	Age	Start Date	Hours per month
Glen Bonilla	CEO and President	25	October 7, 2021	160

Business Experience for Executive Officers for Past 5 Years:

Investor Relations	Marijuana Company of America (OTC: MCOA)
Financial Controller	MassRoots (OTC: MSRT)
Personal Banker	Wells Fargo

Management understands the necessity to employ high quality programmers and employees in the future. Management is determined to find, employ and manage highly qualified staff, managerial and customer service agents who are motivated to work together as a team, work closely with the customers and execute on our business plan. Active Health Foods, Inc. will only hire those who are dedicated to serving our growing a strong, happy customer base.

Executive Compensation

Management	Position	Executive Office	Compensation
Glen Bonilla	President	Chief Executive Officer	$360,000

Biographical Information

Glen Bonilla – President/CEO/CFO/Secretary/Treasurer - comes from an extensive banking background with positions at Wells Fargo and high-level accounting positions with several notable microcap publicly traded companies such as Massroots (OTC: MSRT) and Marijuana Company of America, Inc. (OTC: MCOA). With years of managerial experience and a fresh vision as a tech savvy millennial CEO, he currently holds the President and CEO positions at CoinChamp.com, an online prediction platform available on the app store. His ability to build and conceptualize multiple startups awarded CoinChamp a showcasing in the Forbes 30 under 30 conference in Detroit in 2019.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of the date of filing the offering circular by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Directors and Executive Officers	Amount	Percent
Glen Bonilla	10,000(1)	100

Shares are issued to directors and officers.

(1)	Preferred class of shares that Glen Bonilla acquired on October 7, 2021 for $10,000 from Greg Manos. Each preferred share has voting power equivalent to 51% of all Authorized, Present and Future Issued Common Shares. Mr. Bonilla does not own any common shares.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions in the interest of Management or other affiliated parties of Active Health Foods, Inc.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

 Common Stock

Active Health Foods completed a share exchange agreement with CoinChamp for shares of the Company valued at five hundred thousand dollars ($500,000) for full control of the Los Angeles based tech company. The acquisition was made from Glen Bonilla, in a related party transaction in exchange for 87,719,298 shares. The transaction was consummated on October 19, 2021 using the closing price from the previous trading day.

Accounts and Wages Payable

During the period from January, 2019 through December 31, 2020, Active Health Foods accrued $0 each for unpaid salary to officers and directors and $0 for rent. The officers and directors owed these amounts elected to contribute their accrued, but unpaid salary to capital.

During the period from January 1, 2019 through December 31, 2020, Active Health Foods, an officer and director paid $0 in expenses on behalf of the Company. As of December 31, 2020, the Company owed $0 to the officer and director of the Company.

As of September 30, 2021, the Company owed $65,000 to the officer and director of the Company.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 20,000,000,000 shares of common stock, par value $0.001 per share.

As of the date of this offering, we have 7,947,626,372 shares of common stock and no shares of preferred stock outstanding. The outstanding shares of common stock are restricted and owned by directors of the company.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

Voting

The Series A Preferred stock have Super Voting Rights, meaning that the 1,000 issued Series A Preferred shares represent fifty-one percent (51%) of all authorized, present and future issued common shares of Active Health Foods, Inc.

Dividends

The Holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the corporation’s common stock. "Holder" shall mean the person or entity in which the Series A Preferred Stock is registered on the books of the Corporation.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Series A Preferred stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Convertible Debentures

The Company has issued a convertible promissory note (“Manos Note”) to Gregory C. Manos in the principal amount of Sixty Thousand U.S. Dollars ($60,000.00) with interest set at 12% per annum and a conversion discount rate of 25%. The full text of the Manos Note is included in the attached Exhibits.

On October 8, 2021, Pinnacle Consulting Services Inc. loaned the Company $25,000 in exchange for a convertible note with a fixed conversion price of $.0001 with an annual interest rate of 12%.

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The Transfer Agent is:

Olde Monmouth Stock Transfer Co., Inc.

200 Memorial Pkwy

Atlantic Heights, NJ 07716

(732) 872-2727

www.oldemonmouth.com

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 17,947,626,372 shares of common stock if we complete the offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal about 150,000 shares immediately after this offering, or;

●	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

EXPERTS

The financial statements of the Company for the year ended December 31, 2020 and quarter ended September 30, 2021, included in this Offering Circular have been prepared by Stacey Johnigarn of Pinnacle Tax Services Inc., 520 S. Grand Ave, Unit 320, Los Angeles, CA 90071. Such financial statements of the Company have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS

After the qualification of this Tier I, Regulation A offering, we will become subject to the information and periodic reporting requirements of the Form 1A filers, discussed in the next section. We will not be subject to any Exchange Act reporting requirements unless the Company files an Exchange Act registration statement to become a reporting company under Section 12 of the Exchange Act. This and other information will be available on the Commission's website at: www.sec.gov .

Following this Tier I, Regulation A offering, we will not be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. Companies relying on Tier 1 do not have ongoing reporting obligations other than a final report on the status of the offering.

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
4.1	Subscription Agreement
6.1	Convertible Promissory Note
6.2	Coinchamp share exchange agreement
6.3	Pinnacle Consulting Services Inc. Consulting Agreement
6.4	Glen Bonilla Executive Employment Agreement
6.5	Pinnacle Consulting Services Convertible Note
6.6	Glen Bonilla Consulting Services Agreement
12.1	Opinion of Counsel
14.1	Appointment of Service Agent

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 16, 2021.

Active Health Foods, Inc.

By	/s/ Glen Bonilla
CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated

By	/s/ Glen Bonilla	November 16, 2021
	Chief Operating Officer	Date

By	/s/ Glen Bonilla	November 16, 2021
	Principal Accounting Officer	Date

By	/s/ Glen Bonilla	November 16, 2021
	Principal Financial Officer	Date